UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 27, 2006

Date of Report (Date of earliest
event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 Elliott Avenue West, Suite 500, Seattle, WA		98119-4114
(Address of principal executive offices)		(Zip Code)

(206) 281-7001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On July 27, 2006, the Company announced that it will seek shareholder approval to authorize an amendment to the Company’s articles of incorporation to effect a one-for-six reverse stock split of its outstanding common shares. A special meeting of company shareholders is scheduled to be held on September 22, 2006 to consider the proposed reverse stock split. The date for determining shareholders of record entitled to vote at the special meeting is August 16, 2006. If approved by the shareholders, the reverse stock split will become effective as soon as practicable after the date of the special meeting.

Detailed information about the proposed reverse stock split will be contained in the definitive proxy statement mailed to shareholders prior to the special meeting. Shareholders are advised to read the definitive proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information.

See press release dated July 27, 2006 attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.                                          Financial Statements and Exhibits.

(d)           Exhibits.

99.1 - Press release dated July 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: July 27, 2006	By:	/s/ Anna L. Wight
Name: Anna L. Wight
Title: Vice President, Legal

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 27, 2006